AMENDMENT AGREEMENT NO. 1 TO
EUR 225,000,000 TERM LOAN AGREEMENT
DATED JANUARY 26, 2018

This amendment agreement (the Amendment Agreement) is dated January 25, 2019 and is made between:

(1)
Xylem Europe GmbH, a company incorporated under the laws of Switzerland, having its registered address at Bleicheplatz 6, 8200 Schaffhausen, Switzerland, registration number CH-287.650.247 (the Borrower);

(2)
Xylem Inc., an Indiana company incorporated under the laws of United States of America, having its registered address at 1 International Drive, Rye Brook, NY 10573, United States of America, registration number 201 105 050 0560 (the Parent Guarantor);

(3)	ING Bank, a branch of ING-DiBa AG, a company incorporated under the laws of Germany, having its registered address at Hamburger Allee 1, 60486 Frankfurt am Main (the Bank).

WHEREAS

(A)	The Borrower, the Parent Guarantor and the Bank (together the Parties) have entered into a EUR 225,000,000 term loan agreement dated January 26, 2018 (the Facility Agreement);

(B)	The Borrower has requested the Bank to amend the Facility Agreement.

(C)	The Parties have agreed to amend the Facility Agreement as set forth in this Amendment Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

(a)	Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used herein.

(b)
Effective Date means the date on which the Bank has notified the Borrower that it has received all of the documents and evidence set out in Schedule 1 Conditions Precedent of this Amendment Agreement in form and substance satisfactory to the Bank.

(c)
As from the Effective Date all references in the Facility Agreement to "this Agreement" or to clauses, sub-clauses or paragraphs of the Facility Agreement shall be read and construed as references, respectively, to the Facility Agreement and to such clauses, sub-clauses and paragraphs as are amended by the terms of this Amendment Agreement. The words "hereof" and "hereunder" where used in the Facility Agreement shall be construed as referring to the Facility Agreement as amended by the terms of this Amendment Agreement.

(d)	Subject only to the modifications in this Amendment Agreement, all other terms and conditions of the Facility Agreement remain in full force and effect.

(e)	This Amendment Agreement is a Finance Document.

2.	AMENDMENT

The Parties agree to amend the Facility Agreement, subject to the terms of this Amendment Agreement as of the Effective Date as follows:

(a)	The following Definitions shall be added to Clause 1. Definitions of the Facility Agreement:
“Initial Final Maturity Date means 29 January 2019.
Extended Final Maturity Date means 28 February 2019 or such other later date as agreed between the Bank and the Borrower in writing. "

(b)	The following shall be added as a new Clause 4.6. Conditions Subsequent in the Facility Agreement:
“As soon as possible and no later than the Extended Final Maturity Date, the Bank has to receive all of the documents and evidence set out in Schedule 2 Conditions Subsequent in form and substance satisfactory to the Bank.

(c)	The table in Clause 5.3 Margin of the Facility Agreement is amended and reads as follows:

Long Term Credit Rating	Margin (per cent. per annum) Applies until and including Initial Final Maturity Date.	Margin (per cent. per annum) Applies from 30 January 2019 until and including Extended Final Maturity Date.
Baa2/BBB (or higher)	0.45	0.525
Baa3/BBB- (or lower)	0.65	0.725

(d)	Para. (a) of Clause 6. Repayment of the Facility Agreement is amended and reads as follows:

“(a) The Borrower must repay the Loan made to it in one amount on the Extended Final Maturity Date.”

3.	NO DEFAULT

The Borrower hereby confirms that no Event of Default has occurred and is continuing or would result from the amendment set out in this Amendment Agreement on the date of this Amendment Agreement and on the Effective Date, and in each case by reference to the facts and circumstances then existing.

4.	CONTINUING ENFORCEABILITY

(a)
The Borrower and the Parent Guarantor hereby confirm that the Finance Documents shall continue and remain in full force and effect, notwithstanding any amendment, novation, supplement, extension, restatement, increase or replacement of the Facility Agreement as set out in this Amendment Agreement.

(b)
The Parent Guarantor hereby confirms for the benefit of the Bank that the guarantee granted by the Parent Guarantor under the Parent Guarantee shall remain in full force and effect notwithstanding the amendments referred to in Clause 2 Amendment and extend to any new obligations assumed by the Borrower under the Finance Documents as a result of this Amendment Agreement.

(c)
Notwithstanding any provision of this Amendment Agreement to the contrary, it is acknowledged and agreed that the Parent Guarantor enters into this Amendment Agreement solely for the purpose of giving the confirmations referred to in this Clause 4. Continuing Enforceability and the representations in Clause 6. Parent Guarantor Representations below.

5.	BORROWER REPRESENTATIONS
The Borrower makes the representations and warranties as set out in this Clause on the date of this Amendment Agreement and on the Effective Date, and in each case by reference to the facts and circumstances then existing:

5.1    STATUS
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. It has the power to own its assets and carry on its business as it is being conducted.
5.2    BINDING OBLIGATIONS
Subject to applicable insolvency and other laws generally affecting the rights or remedies of creditors the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.
5.3    NON-CONFLICT WITH OTHER OBLIGATIONS
The entry into and performance by it of, and the transaction contemplated by, the Finance Documents do not and will not conflict in any material respect with (i) any law or regulation applicable to it, (ii) any constitutional documents or (iii) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets.
5.4    POWER AND AUTHORITY
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

5.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE
All Authorisations required (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents, and (ii) to make the Finance Documents admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
5.6    GOVERNING LAW AND ENFORCEMENT
The choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.
5.7    NO DEFAULT
No Event of Default is continuing or is reasonably likely to result from the utilisation of the Facility or the entry into, the performance of, or any transaction contemplated by, any Finance Document.
5.8    NO MISLEADING INFORMATION
All the information supplied to the Bank were and continue to be true and accurate in any material respect; in particular, the financial statements furnished to the Bank fairly and completely reflect the financial status of the Borrower as on the date of and for the period to which they refer and are not affected by any material change since the date these accounts were drawn up.
5.9    NO LITIGATION
No litigation, attachment, arbitration, administrative procedure, which has or might have an adverse effect on its financial condition or its ability to perform its obligations under the Finance Documents, or a reorganization or bankruptcy procedure, is pending or resolved save for those disclosed upon the signing of this Amendment Agreement.

6.	PARENT GUARANTOR REPRESENTATIONS

The Parent Guarantor makes the representations and warranties as set out in this Clause on the date of this Amendment Agreement and on the Effective Date, solely for the purpose of giving the confirmations referred to in Clause 4. Continuing Enforceability and in each case by reference to the facts and circumstances then existing:

6.1    BINDING OBLIGATIONS

Subject to applicable insolvency and other laws generally affecting the rights or remedies of creditors the obligations expressed to be assumed by it in the Parent Guarantee are legal, valid, binding and enforceable obligations.

6.2        POWER AND AUTHORITY

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Parent Guarantee and the transactions contemplated by the Parent Guarantee.

6.3    GOVERNING LAW AND ENFORCEMENT

The choice of governing law of the Parent Guarantee will be recognised and enforced in its jurisdiction of incorporation. Any judgment obtained in relation to the Parent Guarantee in the jurisdiction of the governing law of the Parent Guarantee will be recognised and enforced in its jurisdiction of incorporation.

7.	GOVERNING LAW AND JURISDICTION

(a)	This Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of Germany.

(b)
The courts of Frankfurt am Main in Germany, in first instance, have jurisdiction to settle any dispute in connection with this Amendment Agreement. This submission shall not limit the rights of the Bank to take proceedings in any other court which may exercise jurisdiction over the Borrower or any of its assets.

(c)	The nomination of domicile referred to in paragraph (b) does not affect any other method of service allowed by law.

SCHEDULE 1

CONDITIONS PRECEDENT
TO BE DELIVERED BEFORE 29 JANUARY 2019

(1)	Duly signed copy of the Amendment Agreement.

(2)
Certified copies of up to date excerpts from the commercial register, a signature-card with a specimen of the signature, copies of the identity cards/passports and, if applicable, all additional documentation evidencing that the Person(s) executing a document or notice on behalf of the Borrower are entitled to represent the Borrower and the Parent Guarantor.

(3)	New secretary certificate including Samir Patel’s passport copy.

(4)	Certified passport copy of Christian Blanc as it is expiring on 21/01/2019.

(5)	Organizational Regulations Xylem Europe (written confirmation from one of the Directors that there were no changes and the copy we have is the version still in force).

(6)	All information that the Bank needs to fulfil its know your customer requirements and comply with applicable anti money-laundering legislation.

(7)	A copy of the Group structure chart, including the ultimate parent of the Borrower.

(8)	Legal opinions: legal opinion on the executed Parent Guarantee (to be prepared by ING’s lawyer in the US) and capacity opinion done by ING legal in Switzerland

(9)	A copy of the duly executed Parent Guarantee and relevant Finance Documents.

SCHEDULE 2
CONDITIONS SUBSEQUENT
TO BE DELIVERED BEFORE 28 FEBRUARY 2019

(1)	A copy of the updated resolution of the board of directors of the Borrower and the Parent Guarantor approving the amendment and the execution of the Amendment Agreement.

(2)	A copy of the updated resolution/letter of the shareholder(s) of the Borrower.

SIGNATORIES

XYLEM EUROPE GMBH

_/s/ Christian Blanc______________
By: Christian Blanc

Title: SVP & President of Europe CT

XYLEM INC.

__/s/ Samir Patel_______________
By: Samir Patel

Title: Vice President & Treasurer

ING BANK, a branch of ING-DiBa AG

__/s/ Nikola Kopp_______________                    __/s/ Ingo Steen_______________
By: Nikola Kopp                                By: Ingo Steen

Title: Director                                Title: VP